UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 8, 2009
NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 8, 2009, Novelis Inc. (the “Company”) announced that Antonio Tadeu Coelho Nardocci was named President, Novelis Europe, effective immediately. Mr. Nardocci succeeds Arnaud de Weert, who is leaving the company to pursue new opportunities.
     Mr. Nardocci most recently served as our Senior Vice President Strategy, Innovation and Technology from August 2008 until June of 2009. He formerly served as Senior Vice President and the President of our South American operations from February 2005 to August 2008. Mr. Nardocci joined Alcan in 1980 and was the President of Rolled Products South America from March 2002 until January 2005. Prior to that, he was a Vice President of Rolled Products operations in Southeast Asia and Managing Director of the Aluminium Company of Malaysia in Kuala Lumpur, Malaysia. Mr. Nardocci is a member of the executive board of the Brazilian Aluminium Association.
     Mr. Nardocci, age 51, graduated from the University of São Paulo in Brazil with a degree in metallurgy.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: June 10, 2009	By:	/s/ Christopher M. Courts
Christopher M. Courts
Assistant General Counsel and Corporate Secretary